EXHIBIT 3.1
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                            ARTICLES OF INCORPORATION

                                       OF

                                PHS BANCORP, INC.


         Article 1. Name. The name of the corporation is PHS Bancorp, Inc. (hereinafter referred to as the "Corporation").

         Article 2. Registered Office. The address of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is 1427 Seventh Avenue, Beaver Falls, Pennsylvania 15010.

         Article 3. Nature of Business. The purpose of the Corporation is to act as a bank holding company and to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania (the "BCL").
The Corporation is incorporated under the provisions of the BCL.

         Article 4. Duration. The term of the existence of the Corporation shall be perpetual.

         Article 5.  Capital Stock.

         A. Authorized Amount. The total number of shares of capital stock which the Corporation has authority to issue is 15,000,000 of which 5,000,000 shall be serial preferred stock, no par value (hereinafter the "Preferred Stock") and 10,000,000 shall be common stock, par value $.10 per share (hereinafter the "Common Stock"). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor.

         B. Common Stock. Except as provided in this Article 5 (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power shall be vested in the Common Stock, with each holder thereof being entitled to one vote for each share of such Common Stock standing in the holder's name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

         C. Authority of Board to Fix Terms of Preferred Stock. A description of each class of shares and a statement of the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights, and other special rights granted to or imposed upon the shares of each class and of the authority vested in the Board of Directors of the Corporation to establish series of Preferred Stock or to determine that Preferred Stock will be issued as a class without series and to fix and determine the voting rights, designations, preferences and other special rights of the Preferred Stock as a class or of the series thereof are as follows:


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         Preferred  Stock  may be issued  from  time to time as a class  without series or in one or more series. Each series shall be designated by the Board of Directors so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors may by resolution from time to time divide shares of Preferred Stock into series, or determine that the Preferred Stock shall be issued as a class without series, fix and determine the number of shares in a series and the terms and conditions of the issuance of the class or the series, and, subject to the provisions of this Article 5, fix and determine the rights, preferences, qualifications, privileges, limitations and other special rights, if any, of the class (if none of such shares of the class have been issued) or of any series so established, including but not limited to, voting rights (which may be limited, multiple, fractional or non-voting rights), the rate of dividend, if any, and whether or to what extent, if any, such dividends shall be cumulative (including the date from which dividends shall be cumulative, if any), the price at and the terms and conditions on which shares may be redeemed, if any, the preference and the amounts payable on shares in the event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares in the event shares of the class or of any series are issued with sinking fund provisions, and the terms and conditions on which the shares of the class or of any series may be converted in the event the shares of the class or of any series are issued with the privilege of conversion.

         The Board of Directors may, in its discretion, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued shares of Preferred Stock for consideration of such character and value as the Board of Directors shall from time to time fix or determine.

         D. Repurchase of Shares. The Corporation may, from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law or regulation.

         Article 6. Incorporator. The name and mailing address of the sole incorporator is as follows:

                                                              Number and Class
                                                                  of Shares
       Name                          Address                   Subscribed For
-------------------              ------------------        ---------------------

James P. Wetzel, Jr.             1427 Seventh Street            100 shares of
                                 Beaver Falls, PA  15010         Common Stock


         Article 7. Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

         A. Number. The number of directors of the Corporation shall be such number, not less than 5 nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the bylaws, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase

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the number of directors  from time to time unless at least eighty  percent (80%)
of the directors then in office shall concur in said action.

         B. Classified Board. The Board of Directors of the Corporation shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. At the first annual meeting of stockholders, directors in Class I shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. At the second annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the third succeeding meeting thereafter. At the third annual meeting of stockholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting thereafter. Thereafter, at each succeeding annual meeting, directors whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article 7. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         C. No Cumulative Voting. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

         D.  Vacancies.  Except as otherwise fixed pursuant to the provisions of
Article 5 hereof relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall serve until the term of the class to which he was appointed shall expire and until his successor is elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be appointed, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

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         E. Removal.  Any director  (including  persons  elected by directors to fill vacancies in the Board of Directors) may be removed from office only with cause by an affirmative vote of not less than a majority of the total votes eligible to be cast by stockholders. Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting. Directors may also be removed from office in the manner provided in Sections 1726(b) and 1726(c) of the BCL, or any successors to such sections.

         F. Nominations of Directors. Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Article 7.F shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Article 7.F shall be provided for use at the annual meeting.

         Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article 7.F. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation; provided, however, that with respect to the first scheduled annual meeting, notice by the stockholder must be so delivered or received no later than the close of business on the tenth day following the day on which notice of the date of the scheduled meeting must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Corporation stock which are Beneficially Owned (as defined in Article 11.A(e)) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A and information which would be required to be filed on Schedule 14B with the Securities and Exchange Commission (or any successors of such items or schedules); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Corporation stock which are Beneficially Owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Corporation the same information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

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         The Board of Directors may reject any  nomination by a stockholder  not timely made in accordance with the requirements of this Article 7.F. If the Board of Directors, or a designated committee thereof, determines that the
information   provided   in  a   stockholder's   notice  does  not  satisfy  the
informational requirements of this Article 7.F in any material respect, the Secretary of the Corporation shall notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of
Directors  or  such  committee   reasonably   determines   that  the  additional
information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article 7.F in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Article 7.F. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of this Article 7.F. If the presiding officer determines that a nomination was made in accordance with the terms of this Article 7.F, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article 7.F, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

         Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of this Article 7.F shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

         Article 8. Preemptive Rights. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

         Article 9. Elimination of Directors' Liability. Directors of the Corporation shall have no liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this
Article 9 shall not eliminate liability of a director (i) that has breached or failed to perform the duties of his office, and such a breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, or (ii) under Section 1713(b) of the BCL. If the BCL is amended after the effective date of these Articles of Incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the BCL, as so amended.

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         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         Article 10. Indemnification, etc. of Officers, Directors, Employees and Agents.

         A. Persons. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph C, for expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

         C. Standard -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

                  1.  he is successful on the merits or otherwise; or

                  2. he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article 13 of these Articles) not approved by the board of directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court of common pleas or the court in which the suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         D. Extent -- Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfies the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

         E. Standard -- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

                  1.  he is successful on the merits or otherwise; or


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                  2. he acted  in good  faith  in the  transaction  which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article 13 of these Articles) not approved by the board of directors and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this paragraph E.2.

         F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in paragraph C.2 (second sentence), the determination may be made by:

                  1. the board of directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding;

                  2. if such a quorum is not obtainable or if obtainable and a majority of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  3.  the stockholders of the Corporation.

         G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

         H. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article 10.B may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

         I. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         J. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 10.

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         K.  Security  Fund;  Indemnity  Agreements.  By  action of the Board of
Directors (notwithstanding their interest in the transaction), the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article 10.

         L. Modification. The duties of the Corporation to indemnify and to advance expenses to any person as provided in this Article 10 shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article 10, and no amendment or termination of any trust or other fund created pursuant to Article 10.K hereof, shall alter to the detriment of such person the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

         M. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision in this Article 10, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

         N. Savings Clause. If this Article 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article 10 that shall not have been invalidated and to the full extent permitted by applicable law.

         If  the  BCL  is  amended  to  permit  further  indemnification  of the directors, officers, employees and agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the BCL, as so amended. Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent existing at the time of such repeal or modification.

         Article 11.  Meetings of Stockholders and Stockholder Proposals.

         A.  Definitions.

                  (a) Acquire. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                  (b) Acting in Concert. The term "Acting in Concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                  (c) Affiliate. An "Affiliate" of, or a Person "affiliated with," a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (d) Associate. The term "Associate" when used to indicate a relationship with any Person means:

                           (i) Any corporation or  organization  (other than the
                  Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

                           (ii) Any trust or other  estate in which such  Person
                  has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Corporation or a Subsidiary of the Corporation in which such Person has a 10% or greater beneficial interest or serves as a trustee or in a similar fiduciary capacity;

                           (iii) Any  relative  or spouse of such Person (or any
                  relative of such spouse) who has the same home as such Person or who is a director or officer of the Corporation or a Subsidiary of the Corporation (or any subsidiary or parent thereof); or

                           (iv) Any  investment  company  registered  under  the
                  Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

                  (e) Beneficial Owner (including Beneficially Owned). A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

                           (i) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

                           (ii) Which such Person or any  Affiliate or Associate
                  of such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time) (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders pursuant to a public solicitation of proxies for such meeting, with respect to shares which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                           (iii) Which are Beneficially Owned within the meaning
                  of (i) or (ii) of this Article 11.A(e) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates either (A) has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or business of the Corporation or a Subsidiary of the Corporation, or (B) is Acting in Concert. For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article 11 of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this
                  Article 11.A(e), but shall not include any other Voting Shares which may be issuable in such manner.

                           (iv) Provided, however, that (1) no director or officer of the Corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any stock beneficially owned by any other such director or officer (or any Affiliate thereof), and (2) neither any employee stock ownership, stock option or similar plan of the Corporation or any subsidiary of the Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any stock held under any such plan.

                  (f) Offer. The term "Offer" shall mean every written offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term "Offer" shall not include
         (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price, or
         (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and/or securities, manner of acquisition and formula for determining price.

                  (g) Person. The term "Person" shall mean any individual, partnership, corporation, association, trust, group or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, associate or group shall be deemed a "Person."

                  (h) Substantial Part. The term "Substantial Part" as used with reference to the assets of the Corporation or of any Subsidiary means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

                  (i) Subsidiary. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Person in question.

                  (j) Voting Shares. "Voting Shares" shall mean shares of the Corporation entitled to vote generally in an election of directors.

         B. Certain Determinations With Respect to Article 11. A majority of the directors shall have the power to determine for the purposes of this Article 11, on the basis of information known to them and acting in good faith: (A) the number of Voting Shares of which any Person is the Beneficial Owner, (B) whether a Person is an Affiliate or Associate of another, (C) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, and (D) such other matters with respect to which a determination is required under this Article.

         C. Directors, Officers or Employees. Directors, officers or employees of the Corporation or any Subsidiary thereof shall not be deemed to be a group with respect to their individual acquisitions of any class of equity securities of the Corporation solely as a result of their capacities as such.

         D. Special Meetings of Stockholders. Special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board or (iii) the President.

         E. Action Without a Meeting. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         F. Stockholder Proposals. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting by, or at the direction of, (a) the Board of Directors or (b) any stockholder of the Corporation who complies with all the requirements set forth in this Article 11.F.

         Proposals, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Article 11.F. For stockholder proposals to be included in the Corporation's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation). With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Corporation's proxy materials, the stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation stock which are Beneficially Owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

         The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Article 11.F. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Article 11.F in any material respect, the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Article 11.F in any material respect, then the Board of Directors may reject such stockholder's proposal. The Secretary of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Article 11.F. Notwithstanding the procedures set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this Article 11.F. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Article 11.F, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Article 11.F, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

         This provision shall not prevent the consideration and approval or disapproval at the annual meeting of report of officers, directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

         Article 12.  Restriction on Voting the Corporation's Common Stock.

         A. Voting Restriction. Unless otherwise indicated in this Article 12, the definitions and other provisions set forth in Articles 11.A, 11.B and 11.C are also applicable to this Article 12. Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a Person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit. For a period of five years from the completion of the conversion of Peoples Home Savings Bank, Beaver Falls, Pennsylvania (the "Savings Bank"), from mutual to stock form, no Person shall directly or indirectly Offer to Acquire or Acquire the Beneficial Ownership of more than 10% of any class of an equity security of the Corporation.

         B. Exclusions. The foregoing restrictions shall not apply to (i) the purchase of shares by underwriters in connection with a public offering, or (ii) the purchase of shares by a tax-qualified employee stock benefit plan.

         C. Board Determinations. The Board of Directors shall have the power to construe and apply the provisions of this Article and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an Affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of the Article to the given facts, or (v) any other matter relating to the applicability or effect of this Article. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, (ii) any other factual matter relating to the applicability or effect of this Article as may reasonably be requested of such person. Any constructions, applications, or determinations made by the Board of Directors, pursuant to this Article in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

         D. Enforceability. In the event any provision (or portion thereof) of this Article shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Article remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

         Article 13.  Approval of Business Combinations.

         A. General Requirement. The definitions and other provisions set forth in Articles 11.A, 11.B and 11.C are also applicable to this Article 13. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of "Voting Shares" shall be required for the approval or authorization of any "Business Combination" as defined and set forth below:

                  1. Any merger, consolidation, share exchange or division of the Corporation or any Subsidiary of the Corporation with or into (i) any Interested Shareholder (as hereinafter defined), or (ii) with, involving or resulting in any other corporation (whether or not itself an Interested Shareholder of the Corporation) which is, or after the merger, consolidation, share exchange or division would be, an Affiliate or Associate of the Interested Shareholder;

                  2. A sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions) to or with the Interested Shareholders or any Affiliate or Associate of such Interested Shareholder of assets of the Corporation or any Subsidiary of the Corporation (i) having an aggregate Market Value (as hereinafter defined) equal to 10% or more of the aggregate Market Value of all the assets, determined on a consolidated basis, of the Corporation; (ii) having an aggregate Market Value equal to 10% or more of the aggregate Market Value of all outstanding shares of the Corporation; or (iii) representing 10% or more of the earning power or net income, determined on a consolidated basis, of the Corporation.

                  3. The issuance or transfer by the Corporation or any Subsidiary of the Corporation (in one or a series of transactions) of any shares of the Corporation or any Subsidiary of the Corporation which has an aggregate Market Value equal to 5% or more of the aggregate Market Value of all the outstanding shares of the Corporation to the Interested Shareholder or any Affiliate or Associate of such Interested Shareholder except pursuant to the exercise of option rights to purchase shares, or pursuant to the conversion of securities having conversion rights, offered, or a dividend or distribution paid or made, pro rata to all shareholders of the Corporation.

                  4. The adoption at any time of any plan or proposal for the liquidation or dissolution of the Corporation proposed by, or pursuant to any agreement, arrangement or understanding with the Interested Shareholder or any Affiliate or Associate of such Interested Shareholder.

                  5. A reclassification of securities (including, without limitation, any split of shares, dividend of shares, or other distribution of shares in respect of shares, or any reverse split of shares), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary of the Corporation, or any other transaction (whether or not with or into or otherwise involving the Interested Shareholder), proposed by, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with, the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Voting Shares or securities convertible into Voting Shares of the Corporation or any Subsidiary of the Corporation which is, directly or indirectly, owned by the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments.

         The affirmative vote required by this Article 13 shall be in addition to the vote of the holders of any class or series of stock of the Corporation otherwise required by law, by any other Article of these Articles of Incorporation, as the same may be amended from time to time, by any resolution of the Board of Directors providing for the issuance of a class or series of stock, or by any agreement between the Corporation and any national securities exchange.

         B.       Certain Definitions.

                  1. "Share Acquisition Date" means with respect to any Person and the Corporation, the date that such person first became an Interested Shareholder of the Corporation.

                  2. The "Market Value" of the common stock of the Corporation shall be the highest closing sale price during the 30-day period immediately preceding the date in question of the share on the composite tape for New York Stock Exchange-listed shares, or, if the shares are not quoted on the composite tape or if the shares are not listed on the exchange, on the principal United States securities exchange registered under the exchange act on which such shares are listed, or, if the shares are not listed on any such exchange, the highest closing bid quotation with respect to the shares during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use or, if no quotations are available, the fair market value on the date in question of the shares as determined by the Board of Directors of the Corporation in good faith. In the case of property other than cash or shares, the fair market value of the property on the date in question as determined by the Board of Directors of the Corporation in good faith.

                  3. The term "Interested Shareholder," means any Person (other than the Corporation or any Subsidiary of the Corporation) that:

                  (i) Is the Beneficial Owner, directly or indirectly, of shares entitling that Person to cast at least 20% of the Voting Shares (as defined in Article 11.A);

                  (ii) Is an Affiliate or Associate of the Corporation and at any time within the five-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of shares entitling that Person to cast at least 20% of the Voting Shares.

         Exception - For the purpose of determining whether a Person is an Interested Shareholder:

                  (1) The number of votes that would be entitled to be cast in an election of directors of the Corporation shall be calculated by including shares deemed to be beneficially owned by the Person through application of the definition of "Beneficial Owner" in Article 11.A, but excluding any other unissued shares of such Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion or option rights or otherwise; and

                  (2) There shall be excluded from the Beneficial Ownership of the Interested Shareholder any:

                  (i) Shares which were acquired pursuant to a stock split, stock dividend, reclassification or similar recapitalization with respect to shares described under this paragraph that have been held continuously since their issuance by the Corporation by the natural Person or entity that acquired them from the Corporation.

         C. Exceptions. The provisions of this Article 13 shall not apply to a Business Combination which is approved by two-thirds of those members of the Board of Directors who were directors prior to the time when the Interested Shareholder became an Interested Shareholder (the "Continuing Directors"). The provisions of this Article 13 also shall not apply to a Business Combination:

                  (1) Approved by the affirmative vote of the holders of shares entitling such holders to cast a majority of the votes that all shareholders would be entitled to cast in an election of directors of the Corporation, not including any Voting Shares beneficially owned by the Interested Shareholder or any Affiliate or Associate of such Interested Shareholder, at a meeting called for such purpose no earlier than three months after the Interested Shareholder became, and if at the time of the meeting the Interested Shareholder is, the Beneficial Owner, directly or indirectly, of shares entitling the Interested Shareholder to cast at least eighty percent (80%) of the votes that all shareholders would be entitled to cast in an election of directors of the Corporation, and if the Business Combination satisfies all the conditions of
Article 14 herein; or

                  (2) Approved by the affirmative vote of all of the holders of all of the outstanding common shares.

                  (3) Approved by the affirmative vote of the holders of shares entitling such holders to cast a majority of the votes that all shareholders would be entitled to cast in an election of directors of the Corporation, not including any Voting Shares beneficially owned by the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder, at a meeting called for such purpose no earlier than five years after the Interested Shareholder's Share Acquisition Date.

                  (4) Approved at a shareholders' meeting called for such purpose no earlier than five years after the Interested Shareholder's Share Acquisition Date that meets all of the conditions of Article 14 herein.

         D. Additional Provisions. Nothing contained in this Article 13, shall be construed to relieve an Interested Shareholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article 13 shall prevent any shareholder of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholder.

         E. Notwithstanding Article 15 or any provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by laws, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares entitled to vote thereon (and, if any class or series is entitled to vote thereon separately, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of each such class or series) shall be required to amend or repeal this Article 13 or adopt any provisions inconsistent with this Article.

         Article 14.  Fair Price Requirements

         A.  General  Requirement.  No  "Business  Combination"  (as  defined in
Article 13) shall be effected unless all of the following conditions, to the extent applicable, are fulfilled.

         1. The aggregate amount of the cash and the Market Value as of the Consummation Date (as defined herein) of consideration other than cash to be received per share by holders of outstanding common shares of the Corporation in the Business Combination is at least equal to the higher of: (i) the highest per share price paid by the Interested Shareholder at a time when the shareholder was the Beneficial Owner, directly or indirectly, of shares entitling that Person to cast at least 5% of the Voting Shares for any common shares of the same class or series acquired by it within the five-year period immediately prior to the Announcement Date (as hereinafter defined) or the transaction in which the Interested Shareholder became an Interested Shareholder; whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per-share acquisition price was paid through the Consummation Date at the rate of one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per common share since such earliest date, up to the amount of the interest, or (ii) the Market Value per common share on the Announcement Date with respect to the Business Combination or on the Interested Shareholder's Share Acquisition Date, whichever is higher; plus interest compounded annually from such date through the Consummation Date at the rate of one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash

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

dividends paid, and the Market Value of any dividends paid other than in cash, per common share since such date, up to the amount of the interest.

         2. The aggregate amount of the cash and the Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of shares, other than common shares, of the Corporation is at least equal to the highest of the following (whether or not the Interested Shareholder has previously acquired any shares of such class or series of shares): (i) the highest per-share price paid by the Interested Shareholder at a time when the shareholder was the Beneficial Owner directly or indirectly, of shares entitling that Person to cast at least 5% of the Voting Shares for any shares of such class or series of shares acquired by it within the five-year period immediately prior to the Announcement Date; or the transaction in which the Interested Shareholder became an Interested Shareholder; whichever is higher: plus, in either case, interest compounded annually from the earliest date on which the highest per-share acquisition price was paid through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the Market Value of any dividends paid other than in cash, per share of such class or series of shares since such earliest date, up to the amount of the interest; or (ii) the highest preferential amount per share to which the holders of shares of such class or series of shares are entitled in the event of any voluntary liquidation, dissolution or winding up of the Corporation, plus the aggregate amount of any dividends declared or due as to which such holders are entitled prior to payment of dividends on some other class or series of shares (unless the aggregate amount of the dividends is included in such preferential amount), or (iii) the Market Value per share of such class or series of shares on the Announcement Date with respect to the Business Combination or on the Interested Shareholder's Share Acquisition Date, whichever is higher; plus interest compounded annually from such date through the Consummation Date at the rate for one-year United States treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid and the Market Value of any dividends paid other than in cash, per share of such class or series of shares since such date, up to the amount of the interest.

         3. The consideration to be received by holders of a particular class or series of outstanding shares (including common shares) of the Corporation in the Business Combination is in cash or in the same form as the Interested Shareholder has used to acquire the largest number of shares of such class or series of shares previously acquired by it, and the consideration shall be distributed promptly.

         4. The holders of all outstanding shares of the Corporation not beneficially owned by the Interested Shareholder immediately prior to the consummation of the Business Combination are entitled to receive in the Business Combination cash or other consideration for such shares in compliance with paragraphs (1), (2) and (3).

         5. After the Interested Shareholder's Share Acquisition Date and prior to the Consummation Date with respect to the Business Combination, the Interested Shareholder has not become the Beneficial Owner of any additional Voting Shares of such Corporation except: (i) as part of the transaction which resulted in such Interested Shareholder becoming an Interested Shareholder; (ii) by virtue of proportionate splits of shares, share dividends or other distributions of shares in respect of shares not constituting a Business Combination as defined in Article 13; (iii) through a Business Combination meeting all of the conditions of section 2555(1), (2), (3) or (4) of the BCL;
(iv) through purchase by the Interested Shareholder at any price which, if the price had been paid in an otherwise permissible Business Combination the Announcement Date and Consummation Date of which were the date of such purchase, would have satisfied the requirements of paragraphs (1), (2) and (3); or (v) through purchase required

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

by and pursuant to the provisions of, and at no less than the fair value (including interest to the date of payment) as determined by a court-appointed appraiser under BCL section 2547 (relating to valuation procedures) or, if such fair value was not then so determined, then at a price that would satisfy the conditions in subparagraph (4).

         The conditions imposed by this Article 14 shall be in addition to all other conditions (including, without limitation, the vote of the holders of any class or series of stock of the Corporation) otherwise imposed by law, by any other Article of these Articles of Incorporation, by any resolution of the Board of Directors providing for the issuance of a class or series of stock, or by any agreement between the Corporation and any national securities exchange.

         B. Certain Definitions. For the purpose of this Article 14, the definitions of "Beneficial Owner," "Business Combination," "Market Value," "Principal Shareholder," "Share Acquisition Date," "Substantial Part," and "Voting Shares," set forth in Articles 11 and 13 will apply to this Article 14.

             1. The term "Announcement Date," when used in reference to any Business Combination, shall mean the date of the first public announcement of the final definitive proposal for such Business Combination.

             2. The term "Consummation Date" when used with respect to any Business Combination, the date of consummation of the Business Combination, or, in the case of a Business Combination as to which a shareholder vote is taken, the later of the business day prior to the vote or 20 days prior to the date of consummation of such Business Combination.

         C. Additional Provisions. Nothing contained in this Article 14 shall be construed to relieve an Interested Shareholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article 14 shall prevent any shareholders of the Corporation from objecting to any Business Combination and from demanding any appraisal rights which may be available to such shareholders.

             3. Notwithstanding Article 15 or any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares entitled to vote thereon (and, if any class or series is entitled to vote thereon separately, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of each such class or series) shall be required to amend or repeal or adopt any provisions inconsistent with this Article.

         Article 15.  Amendment of Articles and Bylaws.

         A. Articles. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of a majority (except as provided below) of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding anything contained in these Articles

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

of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision inconsistent with Articles 7, 8, 9, 10, 11, 12, 13, 14 and 15.

         B. Bylaws. The Board of Directors or stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of at least eighty percent (80%) of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.

         Article 16. Control Share Acquisitions. Subchapter G, "Control-Share Acquisitions," of Chapter 25 of the BCL shall not apply to the Corporation.

         Article 17. Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control. Subchapter H, "Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control," of Chapter 25 of the BCL shall not apply to the Corporation.

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


         IN WITNESS WHEREOF, said PHS Bancorp, Inc. has caused these Articles of Incorporation to be signed by James P. Wetzel, Jr., its Incorporator, this the 14th day of October, 1993.



                                   PHS BANCORP, INC.



                                   /s/James P. Wetzel, Jr.
                                   ---------------------------------------------
                                   James P. Wetzel, Jr., Incorporator



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